                 AGREEMENT AND PLAN OF MERGER
                        by and between
               AFFORDABLE HOMES OF AMERICA, INC,
                             and
             COMPOSITE INDUSTRIES OF AMERICA, INC.


                        April 15, 1999



             TABLE OF CONTENTS

ARTICLE I

1.1    The Merger                               1
1.2    The. Closing                             1
1.3    Effective Time of the Merger.            1
1.4    Effects of the Merger                    2
       (a)  Effects ofthe Merger                2
       (b)  Directors and Officers              2
       (c)  Articles of Incorporation           2
       (d)  Bylaws                              2

ARTICLE II

       EFFECT OF THE MERGER ON THE
       CAPITAL STOCK OF Affordable
              AND Composite                     2

2.1    Effect on Capital stock                  2

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF Composite     3

3.1    Organization and Standing                3
3.2    Subsidiaries                             3
3.3    Power and Authority                      3
3.4    Capitalization of Composite              4
3.5    Conflicts,Consents and Approvals,        4
3.6    Compliance with Laws                     5
3.7    Litigation                               5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF Affordable    5

4.1    Organization and Standing                5
4.2    Subsidiaries                             5
4.3    Power and Authority                      5
4.4    Capitalization of Affordable             6
4.5    Conflicts                                6
4,6    Compliance and Laws                      7
4.7    Litigation                               7

ARTICLE V

COVENANTS OF THE PARTIES                        7

5.1    Mutual Covenants                         7
(a)    General                                  7
(b)    Governmental Matters                     7
(c)    Notification of Certain Matters          8

5.2    Covenants of Composite                   8
(a)    Access                                   8
(b)    Conduct of Composite's 0perations        8

5.3    Covenants Affordable                     8
(a)    Access                                   8
(b)    Conduct of Affordable's Operations       8

ARTICLE VI

CONDITIONS                                      8

6.1    Conditions to Obligations of Affordable  8
6.2    Conditions to Obligations of Composite   9

ARTICLE VII

TERMINATION AND AMENDMENT                       9

7.1    Termination.                             9
7.2    Effect of Termination                    9
7.3    Amendment                               10
7,4    Extension: Waiver                       10

ARTICLE VIII

MISCELLANEOUS                                  10

8.1    Termination of Representations,
       Warranties and Covenants                10
8.2    Notices                                 10
8.3    Counterparts                            10
8.4    Entire Agreement                        11
8.5    Third Party Beneficiaries.              11
8.6    Governing Law                           11
8.7    Specific Performance                    11
8.8    Assignment                              11
8.9    Expenses                                11
8.10   Severability                            11
8.11   Certain Interpretive Matters
       and Definitions                         12
8.12   No Recourse                             12

AGREEMENT AND PLAN OF MERGER


STATE OF NEVADA     )
                    ) SS:
COUNTY OF CLARK:    )

On _______ before me, a Notary Public, personally appeared DR. WILLIAM T. ANTON who is the President of COMPOSITE INDUSTRIES OF AMERICA, INC. and who is personally known to me(or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that be executed the same in his authorized capacities that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS My hand and official seal

                               /s/ ____________________________
                                   Notary Public


STATE OF NEVADA     )
                    ) SS:
COUNTY OF CLARK:    )

On __________ before me, a Notary Public, personally appeared MERLE FERGUSON who is the President of AFFORDABLE HOMES OF AMERICA, INC. and who is personally known to me (or proved to me an the basis of satisfactory evidence)to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted,executed the instrument.

WITNESS My hand and official seal

                               /s/ ____________________________
                                   Notary Public

This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 15th day of April, 1999. by and between Affordable Homes of America, Inc., a Nevada corporation ("Affordable"), and Composite Industries, Inc., a Nevada corporation ("Composite").

RECITALS:

        WHEREAS, Affordable and Composite desire to make certain representations warranties, covenants and agreements in connection with the merger of Composite with and into Affordable ("Merger") and to prescribe various conditions to the consummation thereof:

        NOW, THEREFORE,in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto intending to be legally bound, hereby agree as follows;


ARTICLE I

THE MERGER

        1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 7, Chapter 92A of General Corporation Law ofNcvada(the "NGCL"), Composite shall be merged with and into Affordable at the Effective Time (as defined). At the Effective Time, the separate existence of Composite shall cease, an Affordable shall continue as the surviving corporation (Affordable and Composite are sometimes hereinafter referred to as "Constituent Entities" and, as the context require; Affordable is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under the name
Affordable Homes of America, Inc.

        1.2 The Closing.   Unless otherwise mutually agreed by the parties
hereto the closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Affordable, at 10:00 a.m., local time, on May 1, 1999, or on such other business date on which all conditions to the obligations of the parties hereto shall have been satisfied or waived in writing by the appropriate party (the "Closing Dale").

        1.3 Effective  Time  of the  Merger.     Subject  to  the  provisions
of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the require particles of merger with the Secretary of State of the State of Nevada, as provided in the NGC (the "Articles of Merger"), as soon as practicable on the Closing Date. The Merger shall become effective upon such filings or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

        1.4  Effects of the Merger.

        (a) Effects of the Merger. The Merger shall have effects as set forth in the applicable provisions of the NGCL.

        (b) Directors and Officers. The directors of Affordable and the offices of Affordable immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of incorporation and Bylaws.

        (c) Articles of Incorporation. AT the Effective Time and without any further action on the part of the Constituent entities the Articles of Incorporation of Affordable shall be the Articles of Incorporation on of the Surviving Corporation

        (d) Bylaws. At the Effective Time and without any further action on the part of the Constituent Entities, the Bylaws of Affordable shall be the Bylaws of the Surviving Corporation'

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF AFFORDABLE AND COMPOSITE

        l.l  Effect on Capital Stock.   As of the Effective Time and
subject to the provisions of the NGCL. by virtue of the Merger and without any action on the part of the holder of any shares of common stock par value $0.001 per share, of Affordable ("Affordable Common Stock") or common stock, par value $0.001 per shares, of Composite ("Composite Common Stock"):

        (a) One fully paid and non-assessable share of Affordable Common Stock shall be exchanged for two outstanding shares of Composite Common Stock (Other than shares of Composite Common Stock held (i) in Composite's treasury or (ii) directly or indirectly by Composite or its subsidiaries), subject to the lRegistration Rights Agreement attached as Exhibit"A", in addition, any outstanding options of Composite's Common Stock shall be assumed by Affordable on the same ratio basis as the Common Stock herein.

        (b) ALL shares of Composite Common Stock issued and outstanding immediately prior to the Effective Time that are to be converted into no shares of Affordable Common Stock pursuant to Section 2.1(n) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. After the Effective Time, until surrendered to Affordable, each outstanding certificate that prior to the Effective Time represented share of Composite common stock shall be deemed to evidence ownership of one share of Affordable Common Stock; provided, however, that no dividends declared with respect to shares of Affordable Common Stock shall be paid to the holder of any unsurrendered certificate until such holder shall surrender such certificate to Affordable, at which time the holder shall be paid the amount of any dividends, without interest that theretofore became payable with respect to shares evidenced by such certificate.

        (c) At the Effective Time, all shares of Composite
Common Stock that are held (i) in Composite's treasury or (ii) directly or indirectly by Composite or its subsidiaries, shall be cancelled and shall cease to exist and no shares of Affordable Common Stock or other consideration shall be delivered in exchange therefore.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPOSITE

In order to induce Affordable to enter into this Agreement, Composite hereby represents and warrants to Affordable that the statements contained in this Article III are true, correct and complete.

        III.I    Organization and Standing.  Composite is a corporation
duly organized validly existing and in good standing under the laws of the state of Nevada with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Composite is duly qualified to do business; and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect (as defined in Section 8.11(b) on Composite.

        III.2 Subsidiaries. As of the date hereof, Composite does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

        III.3 Power and Authority. Composite has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Composite and the consummation b) Composite of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and major stockholders of Composite, and no other corporate proceedings on the part of Composite are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Composite and assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of Composite enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is consideredin a proceeding in equity or at law).

        111.4 Capitalization of Composite. Composite's authorized capital stock consists solely of 25,000,000 shares of Composite Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, 13,028,539 shares of Composite Common Stock are issued and outstanding. There are no issued shares of Preferred Stock outstanding. Each outstanding share of capital stock of Composite is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. There are no outstanding subscriptions,warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Composite of any securities of Composite,nor are there outstanding any securities which arc convertible into or exchangeable for any shares of capital stock of Composite, and Composite has no obligation of any kind to issue any additional capital stock.

        111.5 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by Composite nor the consummation of the transactions contemplated hereby will:

        (a) conflict with, or violate any provision of the Articles of Incorporation of the Bylaws of Composite;

        (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Composite under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking agreement, lease or other instrument or obligation to which Composite is a party or by which any of their respective properties or assets may be bound:

        (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Composite or any of their respective properties or assets; or

        (d) require any action or consent or approval of. or review by, or registration or filing by Composite or any of its affiliates with any third party or an court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"),other than the filings of the Articles of Merger as required by the NGCL;

        III.6 Compliance with Laws. Composite is in compliance with all applicable laws. statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Law") relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on Composite.

        III.7 Litigation. There is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Composite, threatened against Composite which, individually or in the aggregate with any other Action, would have a material adverse effect on Composite is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a material adverse effect on Composite. There is no Action pending, or to the knowledge of Composite, threatened against Composite that questions the validity of this Agreement or any action taken or to be taken by Composite in connection with this Agreement.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AFFORDABLE

In order to induce Composite to enter into this Agreement, Affordable hereby represents and warrants to Composite that the statements contained in this Article IV are true, correct and complete.

        IV. I   Organization and Standing. Affordable is a corporation duly organized validly existing and in good standing under the laws of the state of Nevada with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Affordable is duly qualified to do business and in good standing in each jurisdiction in which the nature of the. business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect (as defined in Section 8.1 l(b)) on Affordable.

        IV. 2   Subsidiaries.  As of the date hereof. Affordable does not
own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, join venture or other entity or enterprise.

        IV. 3   Power and Authority. Affordable has full corporate power
and authority to execute and deliver this Agreement and to consummate the transactions contemplated( hereby. The execution and delivery of this Agreement by Affordable and the consummation by Affordable of the trans-actions contemplated hereby have been duly and validly approved by the Board of Directors of Affordable, and no other corporate proceedings on the part of Affordable are necessary to approve this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Affordable and, assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of Affordable enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        IV.4  Capitalization of Affordable.   Affordable's authorized
capital stock consists solely of 20.000,000 sbares of Affordable Common Stock, As of the date hereof, approximately 10,428,572 shares of Affordable Common Stock are issued and outstanding. Each outstanding share of capital stock of Affordable is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Affordable ol any securities of Affordable, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Affordable, and Affordable has no obligation of any kind to issue any additional capital stock.

        IV. 5   Conflicts, Consents and Approvals.  Neither the execution
and deliver of this Agreement by Affordable nor the consummation of the transactions contemplate hereby will:

        (a) conflict with, or violate any provision of the Articles of Incorporation or the Bylaws of Affordable.

        (b) violate, or conflict with, or result in a breach of any provision of,or constitute a default (or an event which, with the giving of notice the passage of time ( otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, 'accelerate, modify or call default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Affordable under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertakini agreement, lease or other instrument or obligation to which Affordable is a party or by which any of its properties or assets may be bound;

        (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Affordable or any of their respective properties or assets; or

        (d) require any action or consent or approval of, by review by, registration or filing by Affordable or any of its affiliates with any third party or a Governmental Authority, other than the filings of the Articles of Merger as required the NGCL;

        IV.6 Compliance with Laws. Affordable is in compliance with all Applicable Laws relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on Affordable.

        IV. 7  Litigation.   There is no Action pending or, to the
knowledge of Affordable, threatened against Affordable which, individually or in the aggregate with any other Action, would have a material adverse effect on Affordable. Affordable is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a material adverse effect on Affordable. There is no Action pending, or to the knowledge of Affordable, threatened against Affordable that questions the validity of this Agreement or any action taken or to be taken by Affordable in connection with this Agreement.

ARTICLE V

COVENANTS OF THE PARTIES

The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

        V.I   Mutual Covenants,

        (a) General. Each of the parties shall use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as possible (including, without limitation, using its commercially reasonable efforts to cause the conditions set forth in
Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

        (b) Governmental Matters.   Each of the parties shall use its
reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authority, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

        (c)  Notification of Certain Matters.   Each of the parties shall
give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty contained in the Agreement made by such party to be untrue or inaccurate at or prior to the Closing Date an (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        V.2   Covenants of Composite.

        (a)      Access.   From and after the date of this Agreement
until the Closing Date (or the termination of this Agreement), Composite shall permit representatives of Affordable to have reasonable access to Composite's officers, employees, premises, properties, books, records, contracts, tax records and documents.

        (b) Conduct of Composite's Operations. During the period from the date of this Agreement to the Closing Date, Composite shall conduct its operations in the ordinary course consistent with past practice, except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its commercially reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

        V. 3   Covenants Affordable.

        (a)      Access.   From and after the date of this Agreement
until the Closing Date (or the termination of this Agreement), Affordable shall permit representatives of Composite to have reasonable access to Affordable's officers, employees, premises, properties, books, records, contracts, tax records and documents.

        (b) Conduct ofAffordable's Operations. During the period from the date of this Agreement to the Closing Date, Affordable shall conduct its operations in the ordinary course consistent with past practice, except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its commercially reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officCTs and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

ARTICLE VI

CONDITIONS

        VI. I   Conditions to Obligations of Affordable.  The
obligations of Affordable to perform the transactions contemplated by this Agreement to be performed by them are subject to the satisfaction, contemporaneously with, or prior to, the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Affordable):

        (a) The representations and warranties of Composite contained herein shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date;

        (b) Composite shall have performed in all material respects each covenant to be performed by it on or prior to the Closing Date;

        (c) Composite shall have presented an audited financial statement concurrent with closing that reflects substantially the same information as provided by Composite on an unaudited basis;
and.

        VI. 2   Conditions to Obligations of Composite.  The obligations
of Composite to perform the transactions contemplated by this Agreement to be performed by it are subject to the satisfaction, contemporaneously with, or prior to, the Closing, of each of the following conditions
(all or any of which may be waived in whole or in part by Composite):

        (a) the representations and warranties of Affordable contained herein shall be true and correct in ill material respects on and as of the Closing Date as though made on and as of such date; and

        (b) Affordable shall have performed in all material respects, each covenant to be performed by it on or prior to the Closing Date.

ARTICLE VII

TERMINATION AND AMENDMENT

        VII. I Terminalion, This Agreement may be terminated at any time prior to the Closing Date:

        (a)  by mutual consent of Affordable and Composite;

        (b) by either Affordable or Composite if any permanent injunction or other order or decree of a court or other competent
Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

        (c) by either Affordable or Composite if the Closing shall not have occurs before June 5, 1998; provided that the right to terminate this Agreement under this Section 7.1 (c) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

        (d) by Affordable or Composite (so long as the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other parties, which breach is not cured within 10 days following written notice given by the terminating party to the party committing such breach.

        Vll .2 Effect ofTerminalion. In the event of the termination of this Agreement pursuant to Section'7.1, this Agreement, except for the provisions of Sections 7.2 and 8.9, shall become void and have no effect, without any liability on the part of any party or its directors, officers, employees or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a breach of any covenant or agreement set forth in this Agreement.

        Vll. 3 Amendment. This Agreement may be amended by a written instrument signed by the parties hereto, but no amendment shall be made which by law requires further approval by the stockholders of Composite or Affordable without such ftirlher approval.

        Vll .4 Extension; Waiver. At any time prior to the Closing Date, Composite and Affordable may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII

MISCELLANEOUS

        VIII.I Termination of Representalionf, Warranties and Covenants. The representatioas, warranties and covenants made berein by the parties hereto shall cennuiate the Effective Tune and shall be of no further force or effect.

        V111.2 Notices, All notices and other communications hereunder shall be writing and shall be deemed given upon receipt if delivered personally, telecopied (which confirmed) or dispatched by a nationally recognized overnight courier service to the parties the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)   if to Composite:

              Composite Industries, Inc.
              4505 W. Hacienda Ave. Unit I-1
              Las Vegas, Nevada 89118
              Attention: President

        (b)   if to Affordable:

              Affordable Homes of America, Inc.
              4505 W. Hacienda Ave. Unite 1-1
              Las Vegas, Nevada 89118
              Attention: President

        VIII. 3 Counterparts, This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

        VIII. 4 Entire Agreement. This Agreement (including the documents and the instruments referred io herein) constitutes the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

        VIII.5 Third Party Beneficiaries,   Nothing in this Agreement,
express or implied, is intended or shall be constnied to create any third party beneficiaries.

        VIII.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

        VIII.7 Specific Performance. The transactions contemplated by this Agreement are unique and monetary damages would not be an adequate remedy for a breach hereof. Accordingly, each of the parties acknowledges and agrees that, in addition io all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party is not in material default hereunder.

        VIII.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        V111.9 Expenses.   All costs and expenses incurred in
connection with the consummation of the transactions contemplated by this Agreement by Affordable and its representatives shall be paid by Affordable and all costs and expense incurred in connection with the consummation of the transactions contemplated by this Agreement by Composite and its representatives shall be paid by Composite.

        VIII. 10   Severability.  Any term or provision of this Agreement
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enfor-ceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        VIII. 11   Certain interpretive Matters and Definitions.

        (a) Unless the context otherwise requires, (i) each term defined in this Agreement has the meaning assigned to it, (ii) "or" is disjunctive but not necessarily exclusive and (iii) words in the singu-lar include the plural and vice yersa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

        (b) When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For the purposes of this Agreement, a "material adverse effect" shall mean, as to any party, a material adverse effect on the assets, liabilities, results of operations, business or financial condition of such party and its subsidiaries, taken as a whole, or on such parry's ability to consummate the transactions contemplated hereby.

        (c) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

        VIII. 12   No Recourse. Notwithstanding any of the terms or
provisions of this Agreement, Affordable agrees that neither it nor any person acting on its behalf may assert any claims or causes of action against any officer, director or stockholder of Composite in connection with or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding any of the terms or provisions of this Agreement, Composite agrees that neither it nor any person acting on its behalf may assert any claims or causes of action against any officer, director or stockholder of Affordable in connection with or arising out of this Agreement or the transactions contemplated hereby.



                      ARTICLES OF MERGER
                              OF
              COMPOSITE INDUSTRIES OF AMERICA, INC.,
                     a Nevada corporation
                              and
                AFFORDABLE HOMES OF AMERICA, INC.,
                      a Nevada corporation,
                   (The Survivor Corporation)

The undersigned entities, COMPOSITE INDUSTRIES OF AMERICA, INC., a Nevada corporation ("CIA").and AFFORDABLE HOMES OF AMERICA, INC., a Nevada corporation("AHOA"), do hereby certify:

1. COMPOSITE INDUSTRIES OF AMERJCA, INC. is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. AFFORDABLE HOMES OF AMERICA, INC. is a corporation duly organized and validly existing under the laws of the State ofNevada.

3. CIA and AHOA are parties to a Merger Agreement pursuant to which CIA will be merged with and into AHOA. AHOA will be the surviving corporation in the merger.

4. The Articles of Incorporation and Dylaws of AHOA as existing prior to the effective date ofthe merger, shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

5. The complete executed Merger Agreement dated as of April 15, 1999, which sets forth the plan of merger providing for the merger of CIA with and inco AHOA is on file at the corporate offices of AHOA.

6.A copy ofthe Merger Agreement will be ftimished by AHOA on request and without cost to any stockholder of any corporation which is a party to the merger.

7. The Plan of Merger as set forth in the Merger Agreement has been duly adopted by the Board of Directors and a majority of the Shareholders of CIA and AHOA.

8. The manner in which the exchange of issued shares of CIA shall be affected is set forth in the Merger Agreement.


IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Las Vegas, Nevada on ________


COMPOSITE INDUSTRIES OF AMERICA,         AFFORDABLE HOMES OF AMERICA. INC.
A Nevada Corporation                     A Nevada Corporation

By: /s/ William Anton            By: /s/ Merle Fergusion
        -------------                    ---------------
        William Anton                    Merle Fergusion
        President                        President

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date First written above.


COMPOSITE INDUSTRIES, INC.

By: /s/ William Anton
        -------------
        William Anton
        President


AFFORDABLE HOMES OF AMERICA. INC.

By: /s/ Merle Ferguson
        --------------
        Merle Ferguson
        President